Exhibit 99.1

FOR IMMEDIATE RELEASE	NR12-09

DYNEGY AFFIRMS ITS COMMITMENT TO MORRO BAY POWER PLANT

MORRO BAY, CALIFORNIA (May 30, 2012) — Dynegy’s Morro Bay power generation facility continues to provide Californians with safe, reliable and environmentally compliant electricity. Until recently, output from the facility was under contract to a local utility. That contract was cancelled in mid-May and the cancellation will likely result in a shift of earnings and cash flows between periods. Dynegy is actively seeking other commercial arrangements for the facility and has been offering the facility’s output in the day-ahead market administered by the California Independent System Operator since May 19, 2012. Dynegy will continue to respond to requests for offers from California utilities seeking to procure electric capacity needed to serve their customers. While Dynegy has been successful in winning contracts through this resource adequacy process in the past, Dynegy believes that a more forward-looking, transparent, market-based solution to securing electric supply would benefit consumers, utilities and independent generators. Dynegy has no plans to retire the facility at this time, and as long as the plant is economically viable, Dynegy will continue to operate it.

The Morro Bay Power plant is located at 1290 Embarcadero Road, just east of Coleman Park.

This press release contains statements reflecting assumptions, expectations, projections, predictions, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning Dynegy’s ability to provide safe, reliable and environmentally compliant electricity; the timing of any closure or retirement of the Morro Bay facility, if at all; the costs associated with the once-through-cooling regulations; Dynegy’s ability to seek alternative commercial arrangements on terms favorable to Dynegy and its ability to win contracts through the resource adequacy process. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, predictions, beliefs and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission. Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K, as amended, and subsequent reports on Form 10-Q. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control, including: (i) expectations regarding environmental matters, including costs of compliance, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, and other laws and regulations to which Dynegy is, or could become, subject; (ii) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the impact on such prices from shale gas proliferation and the timing of a recovery in natural gas prices, if any; (iii) sufficiency of, access to and costs associated with natural gas inventories and transportation thereof; (iv) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (v) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (vi) beliefs and assumptions about weather and general economic conditions; (vii) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability, Dynegy’s focus on safety and its ability to efficiently operate its assets so as to capture revenue generating opportunities and operating margins; (viii) beliefs about the outcome of legal, regulatory, administrative and legislative matters; and (ix) expectations regarding performance standards and estimates regarding capital and maintenance expenditures.

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